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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of Specialty Laboratories, Inc. for the registration of 880,933 shares of its common stock pertaining to the Specialty Laboratories, Inc. 2000 Stock Incentive Plan (As Amended and Restated Through January 2, 2003) and Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan (As Amended and Restated Through January 2, 2003) of our report dated January 31, 2003, which appears in Specialty Laboratory Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

ERNST & YOUNG LLP

Los Angeles, California
May 7, 2003

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  EXHIBIT 23.1
Consent of Ernst & Young LLP, Independent Auditors